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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our report dated November 19, 1997, on the financial statements of CAREER EDUCATION CORPORATION and SUBSIDIARIES included herein and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Chicago, Illinois
January 28, 1998